EXHIBIT 23.2
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                [GOFF ELLENBOGEN BACKA & ALFERA, LLC LETTERHEAD]






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to use in this Registration Statement on Form SB-2 and on Form AC of our report dated February 17, 1998, relating to the financial statements of Carnegie Savings Bank, and to the references to our Firm under the term "Experts", and elsewhere in the Prospectus.


/s/ Goff Ellenbogen Backa & Alfera, LLC


GOFF ELLENBOGEN BACKA & ALFERA, LLC




Pittsburgh, Pennsylvania
March 25, 1998